UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 29, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of July 30, 2015, Authentidate Holding Corp. (the “Company”) entered into an agreement dated July 7, 2015 with the holder of a majority-in-interest of the convertible debentures and common stock purchase warrants issued pursuant to that certain Securities Purchase Agreement dated as of May 29, 2015 (the “Amendment Agreement”). Pursuant to the Amendment Agreement, the parties agreed to (i) amend the Securities Purchase Agreement in order to defer the date by which the Company was required to seek the approval of its shareholders of the issuance of all of the shares of common stock underlying the convertible debentures and warrants in excess of 19.99% of the Company’s issued and outstanding common stock on the initial closing date, in accordance with the rules of the Nasdaq Stock Market and (ii) amend that certain Registration Rights Agreement dated as of May 29, 2015 to defer the date by which the Company was required to file the registration statement in accordance with the terms of the Registration Rights Agreement to a date no later than twenty (20) days following the date that the Company files its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company previously reported the execution of the Securities Purchase Agreement, Registration Rights Agreement and certain related ancillary agreements in a Current Report on Form 8-K filed on June 10, 2015.

In addition, on July 31, 2015, the Company entered into agreements, dated July 31, 2015, with the holders of outstanding promissory notes in the aggregate principal amount of $1,450,000 that were due on July 31, 2015 (the “Prior Notes”) in order to further extend the maturity date of the Prior Notes to August 15, 2015. No other terms of the Prior Notes were modified. The holders of the Prior Notes are Lazarus Investment Partners LLLP, which is the beneficial owner of approximately 29.4% of the Company’s common stock and which holds a Prior Note in the principal amount of $500,000, and an entity controlled by Douglas B. Luce, the brother of J. David Luce, a member of the Board of Directors of the Company, which holds a Prior Note in the principal amount of $950,000. In addition, the Company intends to hold further discussions with the holders of the Prior Notes regarding a further extension of the maturity of these obligations.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2015, Authentidate Holding Corp. (the “Company”) received a determination letter from the staff of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with The Nasdaq Capital Market minimum bid price of $1.00 requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). As previously disclosed, the Company was initially notified on January 28, 2015, that the bid price for its common stock had failed to satisfy the minimum bid price requirement and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or by July 27, 2015, to regain compliance with the minimum bid price requirement. The Nasdaq determination letter also stated that the Company is not eligible for an additional 180-day extension to regain compliance with the minimum bid price rule because the Company does not meet the minimum stockholders’ equity initial listing requirement for the Nasdaq Capital Market.

The determination letter also stated that the Company did not maintain a minimum $2.5 million in stockholders equity for continued listing and did not meet the alternatives of market value of listed securities or net income as required under Listing Rule 5550(b) and that such deficiency serves as an additional basis for delisting. As previously reported, the Company had received a notification letter from Nasdaq dated May 28, 2015, advising the Company of its failure to comply with the required minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market, pursuant to Listing Rule 5550(b)(1).

Pursuant to the determination letter, unless the Company requests a hearing to appeal this determination by August 5, 2015, the Company’s common stock will be delisted from The Nasdaq Capital Market, trading of the Company’s common stock will be suspended at the opening of business on August 7, 2015, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

If the Company requests an appeal, the Company will be asked to provide a Hearing Panel with a plan to regain compliance with both the minimum bid price requirement of Listing Rule 5550(a)(2) and the minimum shareholders’ equity requirement of Listing Rule 5550(b)(1). The Company’s plan would need to include a discussion of the events that the Company believes will enable it to timely regain compliance with both requirements. If the Company appeals the delisting determination, the appeal will stay the suspension of the Company’s securities and the filing of the Form 25-NSE until the hearing process is completed.

The Company intends to timely request a hearing to appeal the staff’s determination. While the appeal process is pending, the suspension of trading of the Company’s common stock will be stayed, and the Company’s common stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Hearing Panel issues a written decision. There can be no assurance that the Hearing Panel will grant the Company’s request for a suspension of delisting or continued listing on Nasdaq. If the Company’s common stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its common stock would be traded on the Over-the-Counter Bulletin Board on or about the same day.

Item 8.01	Other Events.

The Company hereby reports that in light of the events described above, the Company will explore strategic and financial alternatives in an effort to enhance shareholder value. In the interim, management will continue to focus on the Company’s financial and operational initiatives intended to revive the Company’s operations and improve its long term prospects. No decision has been made to enter into any specific transaction at this time, there can be no assurance that the process will lead to the conclusion of a transaction in the future and the Company may ultimately determine that its current business plan represents the best means to enhance shareholder value. The Company does not intend to comment further regarding this process unless a specific transaction is approved or recommended for approval by the Board, the review process is concluded, or it is otherwise determined that further disclosure is appropriate or required by law.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and are subject to risks and uncertainties which could cause actual actions or events to differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet Nasdaq compliance standards or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can ultimately meet applicable Nasdaq requirements for any such relief. Further, forward-looking statements also include any statements relating to any potential strategic transactions, or the terms, timing or structure of any such transaction (or whether any such transaction will take place at all) and the impact on the Company of any such transaction. There can be no assurance that any transaction or future events will occur as anticipated, if at all. Additional risks and uncertainties facing the Company are detailed in the Company’s reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
Name:	Ian C. Bonnet
Title:	Chief Executive Officer and President

Date: August 4, 2015

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